Press Release

Investor & Media Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Second Quarter 2012 Financial Results
•Revenues of $129.0 million, up 25% year over year
•Billings of $145.8 million, up 32% year over year1
•GAAP diluted net income per share of $0.08
•Non-GAAP diluted net income per share of $0.121

•	Free cash flow of $41.3 million[1]

•	Cash, cash equivalents and investments of $644.4 million, with no debt

SUNNYVALE, Calif. - July 25, 2012 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the second quarter ended June 30, 2012.

Financial Highlights for the Second Quarter of 2012

•
Revenue: Total revenue was $129.0 million for the second quarter of 2012, an increase of 25% compared to $103.0 million in the same quarter of 2011. Within total revenue, product revenue was $61.7 million, an increase of 32% compared to the same quarter of 2011. Services revenue was $65.4 million, an increase of 24% compared to the same quarter of 2011.

•	Billings[1]: Total billings were $145.8 million for the second quarter of 2012, an increase of 32% compared to $110.2 million in the same quarter of 2011.

•
Deferred Revenue: Deferred revenue was $331.4 million as of June 30, 2012, an increase of 21% compared to deferred revenue of $273.2 million as of June 30, 2011, and up $16.8 million from $314.6 million as of March 31, 2012.

•	Cash and Free Cash Flow[1]: As of June 30, 2012, cash, cash equivalents and investments were $644.4 million, compared to $600.3 million as of March 31, 2012. In the second quarter of 2012, free cash flow was $41.3 million.

•
GAAP Operating Income: GAAP operating income was $21.0 million for the second quarter of 2012, representing a GAAP operating margin of 16%. GAAP operating income was $18.8 million for the same quarter of 2011, representing a GAAP operating margin of 18%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $14.0 million for the second quarter of 2012, based on a 37% tax rate for the quarter. This compares to GAAP net income of $14.5 million for the same quarter of 2011, based on a 25% tax rate for the quarter. GAAP diluted net income per share was $0.08 for the second quarter of 2012, based on 166.1 million weighted-average diluted shares outstanding, compared to $0.09 for the same quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $28.3 million for the second quarter of 2012, representing a non-GAAP operating margin of 22%. Non-GAAP operating income was $22.2 million for the same quarter of 2011, representing a non-GAAP operating margin of 22%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $19.5 million for the second quarter of 2012, based on a 34% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2011 was $15.3 million, based on a 33% effective tax rate. Non-GAAP diluted net income per share was $0.12 for the second quarter of 2012 based on 166.1 million weighted-average diluted shares outstanding, compared to $0.09 for the same quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

 Management Commentary:
Ken Xie, founder, president and chief executive officer of Fortinet, stated: “Our strong performance in the second quarter highlights the demand for our network security offerings, which deliver unmatched performance and broad, flexible deployment options. We had healthy growth across all geographies and continued market share gains, especially with large U.S. enterprises. The momentum for Fortinet is high and we are excited about our technology roadmap for the second half of the year.”

Ken Goldman, chief financial officer of Fortinet, stated: “We are very pleased with our second quarter results, particularly our ability to achieve billings growth of 32%, which is the strongest increase we've had since the first quarter of 2011. Our outperformance and ability to continue to grow more than twice the rate of our core market in challenging economic conditions is significant, and evidence that our vision and go-to-market strategy are working and our investments in the business are paying off.”

Conference Call Details
Fortinet will host a conference call today, July 25, 2012, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 99551686. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 8, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 99551686.

Following Fortinet's earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 99562437. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through August 8, 2012 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 99562437.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2011 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats.

Fortinet's broad product line goes beyond UTM to help secure the extended enterprise - from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2012 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, growth of our business and our product pipeline in 2012. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the Company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, less the related tax effects. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted net income per share, the tax effects associated with stock-based compensation and the patent settlement. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$81,226	$71,990
Short-term investments	320,403	318,283
Accounts receivable, net of allowance for doubtful accounts of $229 and $336, respectively	95,351	95,522
Inventory	20,828	16,249
Deferred tax assets	7,063	7,578
Prepaid expenses and other current assets	15,570	13,948
Total current assets	540,441	523,570
PROPERTY AND EQUIPMENT—Net	10,247	7,966
DEFERRED TAX ASSETS—Non-current	46,003	46,523
LONG-TERM INVESTMENTS	242,769	148,414
OTHER ASSETS	7,715	8,274
TOTAL ASSETS	$847,175	$734,747
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,101	$19,768
Accrued liabilities	17,280	15,971
Accrued payroll and compensation	27,086	24,197
Deferred revenue	226,510	206,928
Total current liabilities	294,977	266,864
DEFERRED REVENUE—Non-current	104,858	87,905
OTHER LIABILITIES	20,696	21,624
Total liabilities	420,531	376,393
STOCKHOLDERS' EQUITY:
Common stock	159	156
Additional paid-in capital	356,438	317,026
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income	1,154	402
Retained earnings	71,888	43,765
Total stockholders' equity	426,644	358,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$847,175	$734,747

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
REVENUE:
Product	$61,692	$46,687	$114,896	$86,852
Services	65,412	52,671	127,550	101,357
Ratable and other revenue	1,858	3,665	3,763	8,080
Total revenue	128,962	103,023	246,209	196,289
COST OF REVENUE:
Product [1]	23,935	16,591	43,003	30,666
Services [1]	12,467	8,596	23,680	16,377
Ratable and other revenue	725	1,371	1,487	2,931
Total cost of revenue	37,127	26,558	68,170	49,974
GROSS PROFIT:
Product	37,757	30,096	71,893	56,186
Services	52,945	44,075	103,870	84,980
Ratable and other revenue	1,133	2,294	2,276	5,149
Total gross profit	91,835	76,465	178,039	146,315
OPERATING EXPENSES:
Research and development [1]	20,388	15,942	40,055	30,363
Sales and marketing [1]	44,259	35,896	86,295	68,614
General and administrative [1]	6,238	5,848	12,023	11,114
Total operating expenses	70,885	57,686	138,373	110,091
OPERATING INCOME	20,950	18,779	39,666	36,224
INTEREST INCOME	1,203	863	2,287	1,656
OTHER INCOME (EXPENSE)—Net	73	(207)	3	(302)
INCOME BEFORE INCOME TAXES	22,226	19,435	41,956	37,578
PROVISION FOR INCOME TAXES	8,276	4,941	13,833	9,497
NET INCOME	$13,950	$14,494	$28,123	$28,081
Net income per share:
Basic	$0.09	$0.10	$0.18	$0.19
Diluted	$0.08	$0.09	$0.17	$0.17
Weighted-average shares outstanding:
Basic	157,474	152,267	156,742	151,293
Diluted	166,061	163,887	165,808	163,393

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$88	$43	$152	$65
Cost of services revenue	941	362	1,686	560
Research and development	2,292	985	4,249	1,438
Sales and marketing	3,475	1,681	6,918	3,581
General and administrative	1,056	799	2,093	1,296
	$7,852	$3,870	$15,098	$6,940

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$13,950	$14,494	$28,123	$28,081
Other comprehensive income:
Foreign currency translation	(783)	269	(225)	923
Unrealized gains (losses) on investments	(326)	159	1,473	154
Unrealized gains (losses) on cash flow hedges	19	—	19	(74)
Tax provision related to items of other comprehensive income	114	—	(515)	—
Net change in accumulated other comprehensive income	(976)	428	752	1,003
Comprehensive income	$12,974	$14,922	$28,875	$29,084

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2012	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,123	$28,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,077	3,336
Loss on disposal of fixed assets	31	—
Amortization of investment premiums	6,528	6,291
Stock-based compensation	15,098	6,940
Excess tax benefits from employee stock option plans	(5,158)	(4,491)
Changes in operating assets and liabilities:
Accounts receivable—net	(328)	63
Inventory	(7,952)	(1,455)
Deferred tax assets	520	(5,546)
Prepaid expenses and other current assets	(250)	(1,000)
Other assets	886	(887)
Accounts payable	4,321	355
Accrued liabilities	910	3,660
Accrued payroll and compensation	2,998	357
Other liabilities	(1,014)	3,170
Deferred revenue	36,502	20,544
Income taxes payable	5,744	14,826
Net cash provided by operating activities	92,036	74,244
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(355,025)	(287,659)
Sales of investments	44,255	75,582
Maturities of investments	209,242	136,263
Purchases of property and equipment	(3,855)	(1,450)
Payment made in connection with business acquisition	(550)	(2,623)
Net cash used in investing activities	(105,933)	(79,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	17,650	11,219
Excess tax benefit from employee stock option plans	5,158	4,491
Net cash provided by financing activities	22,808	15,710
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	325	1,093
NET INCREASE IN CASH AND CASH EQUIVALENTS	9,236	11,160
CASH AND CASH EQUIVALENTS—Beginning of period	71,990	66,859
CASH AND CASH EQUIVALENTS—End of period	$81,226	$78,019

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	June 30, 2012	June 30, 2011
Total revenue	$128,962	$103,023
Increase in deferred revenue	16,796	7,170
Total billings (Non-GAAP)	$145,758	$110,193

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2012	June 30, 2011
Net cash provided by operating activities	$43,518	$34,068
Less purchases of property and equipment	(2,231)	(756)
Free cash flow (Non-GAAP)	$41,287	$33,312

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$20,950	$7,374	(a)	$28,324	$18,779	$3,392	(b)	$22,171
Operating Margin	16%			22%	18%			22%
		7,374	(a)			3,392	(b)
		(1,788)	(c)			(2,592)	(c)
Net Income	$13,950	$5,586		$19,536	$14,494	$800		$15,294
Diluted net income per share	$0.08			$0.12	$0.09			$0.09
Shares used in per share calculations - diluted	166,061			166,061	163,887			163,887

(a) To exclude $7.8 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended June 30, 2012.
(b) To exclude $3.9 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended June 30, 2011.
(c) To exclude the tax effects related to expenses noted in (a) and (b).